CONTRACT

                                     BETWEEN

                     WHOLESALE AND RETAIL FOOD DISTRIBUTION
                          TEAMSTERS LOCAL UNION NO. 63

                                       AND

                           CUSTOM FOOD PRODUCTS, INC.


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                                      INDEX

ARTICLE I - Employees Covered and Bargaining Agency ......................   1
ARTICLE II - Union Security ..............................................   2
ARTICLE III - Dues Checkoff and Union Initiation Fees ....................   2
ARTICLE IV - Management Rights ...........................................   3
ARTICLE V - Discipline and Discharge .....................................   3
ARTICLE VI - Fidelity Bond, Donations and Physical Examinations ..........   4
ARTICLE VII - Vacations ..................................................   4
ARTICLE VIII - Holidays ..................................................   5
ARTICLE IX - Hours of Work and Overtime ..................................   6
ARTICLE X - Bulletin Board and Union Visits ..............................   8
ARTICLE XI - Seniority ...................................................   9
ARTICLE XII - Grievance Procedure ........................................   9
ARTICLE XIII - No Strike .................................................  11
ARTICLE XIV - Leave of Absence ...........................................  11
ARTICLE XV - Wages Scales and Job Classification .........................  11
ARTICLE XVI - Health and Welfare .........................................  12
ARTICLE XVII - Industrial Injury Leave ...................................  12
ARTICLE XVIII - Longevity Clause .........................................  13
ARTICLE XIX - Jury Duty ..................................................  13
ARTICLE XX - Sick Leave ..................................................  13
ARTICLE XXI - Safety Equipment ...........................................  13



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ARTICLE XXII - New Locations .............................................  14
ARTICLE XXIII - Subcontracting ...........................................  14
ARTICLE XXIV - Notices ...................................................  14
ARTICLE XXV - Termination ................................................  14
SCHEDULE A -Minimum Wage Rates ...........................................  16
EXHIBIT A - Employee Classifications .....................................  17


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                                    AGREEMENT

         This Agreement by and between CUSTOM FOOD PRODUCTS, INC., hereinafter referred to as Employer, and the WHOLESALE AND RETAIL FOOD DISTRIBUTION TEAMSTERS LOCAL UNION NO. 63, or any Succeeding Local chartered by the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, hereinafter referred to as the Union, is entered as of April 1, 2000 and expiring March 30, 2005.

               ARTICLE I -EMPLOYEES COVERED AND BARGAINING AGENCY

         1. The Employer recognizes the Union as the sole and exclusive bargaining agent for only the cooked roll production employees, quality control, sanitation and the maintenance employees for the cooked roll production line, and the production line employees directly associated on a full or part-time basis with the further processed products produced from the cooked roll products, specifically, the diced, sliced and barbeque products made from the roll production line, and the machine operator qualified to operate the L19 packaging machine for the Taco Bell product only, and specifically excluding any and all other employees of the Employer, including without limitation, all maintenance, warehouse, shipping and receiving, production, salesmen, office and clerical, laboratory, technical and research employees, guards and watchmen, as well as, any "broiler line employees", crumble line employees, Arby's line employees, and any new or other lines that the Employer may from time to time add to its business, and all supervisory employees within the meaning of the National Labor Relations Act employed by the Employer at its place of business located at 1117 West Olympic Blvd, Montebello, California 90640, or at any other location whatsoever. Whenever the masculine gender is used in this Agreement, it shall be deemed to include the feminine gender as well, and vice versa.

         All employees currently covered by this Agreement will continue to be covered by this Agreement under the modified classification as attached on Exhibit A. The Employer retains the right to move employees among or within classifications as long as there is no reduction in pay. If the employee is moved to a classification with a lower pay rate, the employee will retain their same level of pay.

         Savings in time, material and manpower. The Union shall cooperate with the Employer in an effort to reduce to a minimum all practices that results in a loss of

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efficiency  and needless  expense.  While it is  impossible to enumerate all the practices that might be involved, the cooperation shall include, without limitation, the following: (1) Elimination of waste of time, (2) Avoiding waste of materials, (3) Conservation of supplies, (4) Conservation of tools and equipment, and (5) Reduction of absenteeism and tardiness.


                           ARTICLE II -UNION SECURITY

         1. All employees of the Company covered by this Agreement, who are members of the Union in good standing on the execution date of this Agreement, shall remain members in good standing, and those who are not members on the execution date of this Agreement shall, on the thirty-first (31st) day following the execution date of this Agreement, become and remain in good standing with the Union. Additionally, all employees covered by this Agreement and hired on or after its date of execution shall, on the thirty-first (31st) day following the beginning of such employment, become and remain members in good standing with the Union.


              ARTICLE III - DUES CHECKOFF AND UNION INITIATION FEES

         1. The Employer will deduct from the wages of its employees covered under this Agreement, all Union initiation fees and regular membership dues, provided such deductions are individually and voluntarily authorized in writing to the Employer. The authorizations for such deductions shall be irrevocable for a period of not more than one (1) year or beyond the termination date of this collective bargaining agreement, whichever occurs sooner.

         2. The Employer shall remit such employee-authorized deductions to the Union by no later than the fifteenth (15th) day of each calendar month, together with a list showing thereon the names of employees who worked one (1) day or more during the previous month. The list shall also show the date of employment for all employees hired and termination date of the employees terminated during the previous month. The list shall also show itemized detail in support of the remitted amount of such employee-authorized Union deductions. Failure to remit such employee-authorized deductions as herein provided within the time specified shall be breach of this Agreement.

         3. The Union agrees to save the Employer harmless from any claims, adjustments or damages following the remittance of these monies to the Union.

         4. Persons applying for employment shall not be given preferential consideration or discriminated against because of membership or non-membership in the Union, nor because of race, color, creed, sex, age or national origin.

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                         ARTICLE IV - MANAGEMENT RIGHTS

         1. All management functions, whether heretofore or hereafter exercised, and regardless to the frequency or infrequency of their exercise, shall remain vested exclusively in the Employer. It is expressly recognized that such functions include, but are not limited to, the right to determine the length of the work day and the work week and when overtime shall be worked; to determine the starting and quitting time and the number of hours and shifts to be worked; to hire, promote, demote and transfer employees; to determine the qualifications, efficiency and ability of employees; to determine the work load and work performance level and to make change reasonable rules, regulations and practices; to close down or move the business or any part thereof or curtail operations; to discontinue its business in whole or in part and to sell or dispose of all or any part of its assets and to participate in any form of reorganization described in the Internal Revenue Code; to control and regulate the use to machinery, equipment and other property of the Employer; to determine the number of employees; to introduce new or improved production methods or equipment. Nothing anywhere in this Agreement shall be construed to impair or limit the right of the Employer to conduct all its business in all particulars except as expressly modified by the Sections of this Agreement.


                      ARTICLE V - DISCIPLINE AND DISCHARGE

         1. The Employer shall have the exclusive right to discharge any employee for good and sufficient cause. Among other things, dishonesty; drinking alcoholic liquor or using non-prescribed controlled substances on duty;
reporting to work under the influence of alcoholic liquor or non-prescribed controlled substances; smoking in prohibited areas; insubordination; inefficiency; failure to report for scheduled work at the required starting starting time unless prior notice is given to the Employer and the reason for such absence is approved by the Employer; incompetency by failure to perform regular work as required; or to observe safety rules, or plant rules, which are conspicuously posted at the said plant or plants of the Employer, shall be good and sufficient cause for immediate discharge. With the exception of violations considered major offenses, a warning notice will be given prior to discharge. A warning notice will remain in the employee's file for six (6) months.

         2. Any employee who believes he has been wrongfully discharged shall have the right to secure a review of such discharge by making a written request to his Employer for reinstatement (copy to the Union) not later than three (3) working days from the date of the discharge. Unless within two (2) working days of the receipt of such notice the Employer notifies the former employee that he has been reinstated, the former employee, either alone or with the Union, may file a written grievance to be processed

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under and  pursuant  to the  grievance  procedure  hereinafter  set  forth.  Any
discharged   employee  failing  to  strictly  adhere  to  the  foregoing  notice requirements shall be conclusively deemed to have waived his/her rights to contest such discharge or any other matter related to or arising from his/her employment including, without limitation, through the grievance and arbitration procedures set forth in this Agreement unless time limits are extended by mutual written agreement between the Employer and the Union.


                      ARTICLE VI - FIDELITY BOND, DONATIONS
                            AND PHYSICAL EXAMINATIONS

         1. When an Employer requires a fidelity bond of any employee, the premium of said bond shall be paid by the Employer.

         2. Contributions and donations for all charitable purposes shall be voluntary on the part of the employee.

         3. The Employer shall have the privilege of requiring physical, mental and/or aptitude examinations of prospective employees. However, the mental and/or aptitude tests used should be nationally accredited and the Union shall have the right of review of any such system instituted as to its fairness and accuracy. Notwithstanding the foregoing, the final decision to use such examinations shall rest exclusively with the Employer.

         4. Failure to pass either of any of the above tests, or the inability to secure bond for any prospective employee shall be deemed sufficient reason to disqualify said person for employment. The expense of such examination shall be borne by the Employer.


                             ARTICLE VII - VACATIONS

         1. All employees who have been continuously employed by the Employer for one (1) year shall receive one (1) week's vacation with pay.

         All employees who have been continuously employed by the Employer for two (2) years or more shall receive two (2) weeks' vacation with pay each year. At the conclusion of the second year of employment and during the third through fifth year, the employee will receive two (2) weeks' vacation with pay each year.

         All employees who have been continuously employed by the Employer for five (5) years or more shall receive three (3) weeks' vacation with pay each year. At the conclusion of the fifth year of employment and during the sixth through tenth year, the employee will receive three (3) weeks' vacation with pay each year.

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         All employees who have been  continuously  employed by the Employer for ten (10) years or more shall receivefour (4) weeks' vacation with pay each year. At the conclusion of the tenth year and during every year thereafter, the employee will receive four (4) weeks vacation with pay per year.

         2. In order to qualify for vacation, a regular employee must work forty-five (45) weeks or more during the twelve (12) consecutive months from the date, or most recent anniversary date of the original employment of such employee. Time lost from employment, not to exceed thirty (30) days, shall be considered as time worked for the purpose of determing length of employment and included in the qualifying forty-five (45) weeks mentioned above.

         3. If a holiday occurs during the vacation period, employees shall receive n extra day's pay in lieu thereof.

         4. Any regular employee who has worked for a total of one (1) year who quits or is terminated shall be entitled to all accrued vacation pay including pro rata vacation pay of one-twelfth (1/12) of vacation pay for each month worked during the then-current vacation year.

         5. Each employee shall be paid for his vacation when it is taken.

         6. Vacation pay for purposes of this Article is forty (40) hours of straight time pay per week vacation.


                             ARTICLE VIII - HOLIDAYS

         1. The following shall be considered as holidays under this Agreement:

                   New Year's Day                       Labor Day
                   Good Friday                          Thanksgiving Day
                   Memorial Day                         Day after Thanksgiving
                   Fourth of July                       Christmas Day
                   Employee's Birthday

         2. If a regular employee who has completed his probationary period is required to work and reports for work on a holiday listed in Section 1, that employee shall receive double (2) his regular hourly rate of pay for all hours worked in addition to regular holiday pay. Probationary employees are not regular employees and are not eligible for holiday pay. Holiday pay shall be considered as time worked for purposes of overtime calculations.

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         3. A holiday falling within an employee's vacation period shall entitle the employee to receive an extra day's pay.

         4. Non-probationary regular employees who perform no work on any of the holidays set forth in the Section shall receive pay for any such holiday not worked on the basis of eight (8) hours at the employee's hourly rate, provided that the employee has worked his last scheduled work day before and first scheduled work day after the holiday and is not on layoff. Notwithstanding the foregoing, any employee scheduled to work on a holiday but who fails to report will not be eligible to receive holiday pay.

         5. No more than one (1) employee in a department may be absent at a time for the Employee's Birthday holiday. In the event that two or more employees have the same birthday, seniority will control. If an employee's birthday falls on a weekend day, it will be moved according to the current practice with national holidays that fall on a weekend consistent with the Employer's production needs.


                     ARTICLE IX - HOURS OF WORK AND OVERTIME

         1. The normal work day shall be from 4:00a.m of one day to 4:00a.m of the day following and the normal work week shall be from 4:00a.m. Sunday to 4:00a.m. the following Sunday.

         2. The following policies regarding working hours shall apply:

                  A. Normal work day shall be eight (8) consecutive hours in any twenty-four (24) hour period, except for an unpaid lunch period which shall not exceed one (1) hour. Such lunch period shall be granted no sooner than four (4) hours nor more than five (5) hours from beginning of shift.

                  B. Any employee whose scheduled work shift commences between 6:00 a.m. and 12:00 noon shall be deemed to be working the first shift; any employee whose scheduled work shift commences between 12:00 noon and 6:00 p.m. shall deemed to be working the second shift: and, any employee whose scheduled work shift commences between 6:00 p.m. and 6:00 a.m. shall be deemed to be working the third shift; provided, however, that any employee whose work commences between 4:00 a.m. and 6:00 a.m. of the third shift shall receive the second shift premium.

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                  C.       There shall be no split shifts  except in the case of
                           the plant breakdown occasioned by causes over which the Employer has no control.

                  D. The normal work week shall consist of five (5) consecutive days but the employees on the last work day of their respective work week shall be informed of the days and the shift they are scheduled to work in the following week and the two days they are scheduled to have off.

         3. All regular employees (non probationary) who report for work at the commencement of any seven (7) day work week will normally be guaranteed forty
(40) hours of work or the equivalent in straight time pay per week worked. This guarantee will not be applicable if failure to provide a forty (40) hour week or the equivalent in straight time pay results from Acts of God, government directives, power failures, strikes, earthquake, inclement weather, fires, breakdown of machinery, a shortage of meat, or conditions beyond the control of the Employer including a lack of or changes in customer orders. The Union reserves the right to grieve the lack of or changes in customer orders..
Additionally, the work week guarantee will not apply to employees who are recalled from layoff during the week in which they are recalled.

         The Employer will have the right once every anniversary year, to reduce the guaranteed work week from forty (40) to twenty-four (24) hours, for six (6) weeks or less, provided that the Union is given notice no later than noon on Friday of the previous week that the guarantee will be changed.

         4. A shift premium of ten cents (10(cent)) per hour will be paid to all employees working the second shift and a premium of fifteen (15(cent)) per hour to all employees who work the third shift. It is further provided that all production work, cleanup and maintenance excused, performed between 12:00 midnight Saturday and 12:00 midnight Sunday shall be paid for at time and one-half (1 1/2) the employee's regular rate of pay. Employees regularly scheduled to work such premium shifts shall receive such shift premium for all hours paid for but not worked, i.e., holidays, vacations and industrial accident leaves.

         5. All worked performed by an employee in excess of eight (8) hours in any one (1) day or forty (40) straight time hours in any one (1) week shall be compensated at the rate of time and one-half (1 1/2) the employee's regular hourly rate. Double (2) time will be paid for all time worked over twelve (12) hours in one (1) day. No employee will be required to work more than fourteen
(14) hours in any work day.

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         6. When a holiday  named herein falls on a regular  assigned  work day, overtime shall be paid for all work performed in excess of thirty-two (32) hours in that week.

         7. Time and one-half (1 1/2) the employee's regular hourly rate will be paid for all work performed on the sixth day worked by such employee in his regularly scheduled work week, provided such employee has previously worked at least forty (40) straight time hours in such regularly scheduled work week. Double (2) time will be paid for time worked by an employee on the seventh consecutive day worked by him in his regularly scheduled work week.

         8. All employees shall report for work and be ready for work at a time designated by the Employer. An employee's time shall start at a time designated by the Employer.

         9. All employees shall receive a rest period of ten (10) minutes with pay in each half of their respective work shift. No employee shall be required to work more than two and one-half (2 1/2) hours without such ten (10) minute break.

         10. Employees must accept overtime assignments of up to twelve consecutive hours of employment.unless they have a reasonable or justifiable excuse for refusing such work

         11. When the same hours worked fall under than one premium provision (overtime), only the highest overtime rate shall apply and there shall be no pyramiding of overtime rates for the same hours worked.

         12. If employees have not been properly notified not to report to work and they report to work on time, they shall receive a minimum of four hours (4) hours' pay at their regular hourly rate of pay. In such event, these employees may be assigned to work other than the work they regurly perform. If the failure of the Company to notify an employee not to report for work is brought about by conditions beyond the control of the Company, this Section shall not apply. If an employee quits before completion of four (4) hours, he shall be paid only for hours worked.

         13. Payday shall be a day designated by the Company. Employees who are working shall receive their checks during their regular working hours. Employees not working may receive their checks at the office anytime during office hours.


                   ARTICLE X - BULLETIN BOARD AND UNION VISITS

         1. The employer shall provide a bulletin board to be used for Union notices.

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         2. If  necessary in order to carry out the terms of this  Agreement,  a representative of the Union shall, after notifying the Employer of his desire to enter the plant, have the right to do so, provided there is no interference with production. It is understood that the Union will at all times attempt to conduct Union affairs off the Employer's premises and on the Union's and the employee's own time.


                             ARTICLE XI - SENIORITY

         1. For the purpose of this Agreement, seniority shall mean the length of an employee's last period of continuous service.

         2. An employee who has less than ninety (90) work days of service is a probationary employee. During said period an employee shall acquire no seniority and may be released or discharged at the sole option of the Employer without regard to the provisions of this Agreement. The probationary period may be extended by the Employer for any breaks in service occurring during such period. Following the expiration of the probationary period, seniority shall relate back to the date of hire.

         3. An employee shall lose all earned seniority if:

                  (a)      He resigns employment;
                  (b)      He is discharged for cause;
                  (c)      He is laid off for more than six (6) months;
                  (d) He is laid off and fails to report to work within forty-eight (48) hours after notice by registered mail sent to his last known address; or
                  (e) He fails to report for work at the expiration of an approved leave or absence.

         4. In the filling of vacancies in hourly paid production and maintenance jobs and on layoffs in such jobs and in the assignment of overtime, the Employer shall consider skill, ability, experience, and seniority, and where skill, ability and experience of any two or more employees are relatively equal, seniority shall govern. All alleged abuse of discretion under this section shall be subject to the grievance procedure, including arbitration.

         5. A new seniority list will be sent to the Union every six (6) months with the employee's name, date of hire and social security number.


                        ARTICLE XII - GRIEVANCE PROCEDURE

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         1. During the life of this Agreement,  if any differences arise between any employee and the Employer involving the meaning or application of the terms of this Agreement which such employee desires to have considered by the Employer, he shall within three (3) days of the date on which such difference first arises present and discuss the same with his immediate supervisor, and both the employee and his supervisor shall make a bona fide effort to amicably settle difference. If the employee so desires he shall be allowed to have the Union shop steward aid in presenting any such differences.

         2. In the event such difference is not settled as aforesaid and the employee desires further consideration thereof, it shall be deemed a grievance and presented in the manner hereinafter set forth.

                  A. Said grievance must be presented to the Employer in writing, within an additional period of three (3) days following the decision of the employee's immediate supervisor concerning the grievance, by the employee involved or by the employee and his Union representative.

                  B.       If no satisfactory settlement is reached within seven
                           (7) working days of the written presentation of the grievance under Step A, the Business Agent shall notify in writing the Plant Superintendent, Assistant Plant Superintendent, or Company Officer, of the Union's desire to move the alleged grievance to Step
                           B. Step B shall consist of a meeting between the Union Business Agent and a repensentive of the Company. Both the Union Business Agent and the Company may, if they choose, have legal counsel at such meeting. Such meeting shall take place, if at all possible, within five (5) working days of notification by the Union Business Agent of the need for Step B. In the event that the alleged grievance is not resolved in Step B, the matter may then move to the next step.

                  C. Within forty-eight (48) hours of the Step B meeting upon written demand of either party, the grievance shall be submitted to arbitration. In the event a demand for arbitration is made, the requesting parties shall request the American Arbitration Association to supply a list of seven (7) proposed arbitrators. Each party shall thereafter alternately strike one name from the list, and the final name remaining shall be selected as the arbitrator. The question to be arbitrated shall be reduced to writing and signed by both parties, and the arbitrator shall have no right or authority to enlarge the question to be arbitrated or to modify, amend, add to, or in any way change the terms of this Agreement. The costs of the arbitrator shall be borne equally by the parties. The arbitrator

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                           shall render his decision  within  fourteen (14) days
                           of the date question is finally submitted to him for decision. All decisions of the arbitrator will be final and binding upon both parties.

                  D. All grievances and requests for arbitration not filed with the Employer in the time limits specified in this Agreement, or as mutually extended or waived, shall be barred for all purposes. The arbitrator shall not have the authority to ignore or excuse any failure to comply with time limits set forth in this section, no matter what reason is advanced for any such failure, and any untimely grievance shall not be eligible for further consideration.


                            ARTICLE XIII - NO STRIKE

         1. During the term of this Agreement, there shall be no strike, picketing, slow down, or sympathy strike, by the Union, its members, or any individual covered by this Agreement. The Employer agrees that neither it nor its representatives will put into effect any lockout during the term of this Agreement.

         2. It shall not be a violation of this Agreement nor cause for discharge or disciplinary action for any employee to refuse to cross a legitimate, bona fide, primary picket line sanctioned by the Joint Council of Teamsters No. 42.

         3. It shall not be a violation of this Agreement nor cause for discharge or disciplinary action for any employee to refuse to perform any service which his Employer undertakes to perform as an ally of an employer or person whose employees are on strike and which service, but for such strike, would be performed by the employees of the employer or person on strike, provided such strike is sanctioned by the Joint Council of Teamsters No.42.


                         ARTICLE XIV - LEAVE OF ABSENCE

         1. All regular full-time employees with seniority requesting a leave of absence for reasonable cause may request the same in writing from the Employer. A written leave of absence without pay may be granted for not more than ninety
(90) days at the sole discretion of the Employer. Copies of all leaves of absences shall be mailed to the Union. Employees on leave of absences shall not receive either holiday pay or vacation credit. The Employer's decisions concerning leaves of absence shall be final for all purposes and for all persons and shall not be subject to the grievance and arbitration procedures.

         2. Leaves of absence shall be granted for pregnancy, childbirth and family care in accordance with the Family and Medical Leave Act and state law. Whenever possible, the employee must notify the Employer at least 30 days in advance of the need for a leave. Employees must also notify the Employer at least two (2) weeks in advance when returning from a leave of fifteen (15) days or more.


                ARTICLE XV -WAGES SCALES AND JOB CLASSIFICATIONS

         1. A schedule of classifications and minimum wages for the employees covered by this Agreement is attached as Schedule A. If the Employer establishes any new job classifications in the cooked roll department expressly covered by this Agreement during the life of this Agreement, the Union may, if it disagrees with the rates established, negotiate over such rates with the Employer.


                        ARTICLE XVI - HEALTH AND WELFARE

         1. The Employer shall provide its own insurance carrier for health care benefits for its employees and their dependents. For the purpose for this article, it is agreed that contributions will be made on all regular, full-time employees only. Effective July 1, 2000 through June 30, 2001, employee contribution rates shall be as follows:

                           Employee  Only -- Zero
                           Employee and one dependent -- $30.00
                           Employee and two or more dependents -- $37.00

         2. The Company will review the insurance plan and employee contribution rates on and annual basis. Any changes will be announced annually. With respect to any increase from July 1, 2001 and thereafter from the base rates paid by the Company currently (single $121.47; single plus one $358.89; and family $358.89) the Company may pass through no more than 50% of the increase on an annual basis. Upon request by the Union, the Company will discuss the status of the benefits and amounts charged to the employees provided that the final decision regarding such benefits and amounts shall rest solely with the Employer.


                      ARTICLEXVII - INDUSTRIAL INJURY LEAVE

         1. All regular full-time employees covered by this Agreement who have been continuously employed by the Company for a period of one (1) year or more, shall, commencing January 1, be credited with thirty-two (32) hours of industrial injury leave.

         2. Industrial injury leave with pay shall be applicable only in cases of work related accidents and shall be paid in the following manner:

                  Industrial  injury  benefits will commence
                  on the fourth  (4th)  work  day's  absence
                  after  an  accident,  and will be paid for
                  each   succeeding   scheduled  work  day's
                  absence at the rate to eight (8) hours pay for each day, minus applicable worker's compensation benefits, until such benefit allowance is used up.

         3. For the purpose of this Article, hours pay is at the affected employee's regular straight-time hourly rate in effect at the time such industrial injury leave is taken.

         4. Industrial injury leave benefits are not cumulative from year to year.

         5. It is understood that the industrial injury leave provisions set forth in this Article are provided to assure that reasonable absence from work due to accident will not result in loss of wages to the employee involved to the extent of leave credits available.


                        ARTICLE XVIII - LONGEVITY CLAUSE

         1. All employees on their sixth (6th) anniversary, shall receive a five cent (5(cent)) per hour premium and on their tenth (10th) anniversary an additional five cents (5(cent)) per hour premium. This means that employees who presently have from six (6) to nine (9) years seniority will receiving a five cent (5(cent)) premium and those with ten (10) of more years will receive a ten cent (10(cent)) per hour premium.


                             ARTICLE XIX - JURY DUTY

         1. Any employee (excluding probationary employee) who is summoned to serve on a jury and thereby is unable to perform his regularly scheduled work shall, upon submission of proper evidence, be paid a sum of money equal to the difference between the straight time hourly earnings for the actual time lost, but not to exceed eight (8) hours per summons and only to advise the court that it would be a hardship to serve as a juror.

         2. Jury pay paid under this article will be limited to pay for up to eight hours per summons.


                             ARTICLE XX - SICK LEAVE

         1. Each employee with one or more years of seniority will earn one (1) day of paid sick leave per year. To qualify for each day of sick pay, an employee must provide a doctor's slip indicating that he or she was absent because of illness or injury. Employees will be allowed to accumulate up to ten
(10) days of paid sick leave. Employees who terminate will receive any unused sick leave in their final paycheck.


                         ARTICLE XXI - SAFETY EQUIPMENT

         The Company will supply production and sanitation employees' rubber gloves and rubber boots for use at work only. Employee agrees to maintain safety equipment in good working order.


                          ARTICLE XXII - NEW LOCATIONS

         1. In the event the Employer moves the location of its present operation to a location within the geographical jurisdiction of Joint Council Teamsters No. 42, this Agreement will remain in full force and effect with respect to the classifications covered herein.

         The Employer agrees to offer employment to all employees covered by this Agreement employment at its new place of business should the Employer move to 375 S. Cypress Street, La Habra, California on or before the expiration of the Agreement.


                         ARTICLE XXIII - SUBCONTRACTING

         1. The Employer agrees that no work regularly performed by present employees covered by this Agreement will be subcontracted for the duration of this Agreement, if such subcontracting will cause any employee represented by the Union to lose his job, without first discussing the matter with the Union.

                             ARTICLE XXIV - NOTICES

         1. Written notices required under this Agreement will be considered as given when the same have been sealed in an envelope, addressed as specified below, registered, postage prepaid, and deposited in the United States Mail.

         TO THE UNION:                               TO THE COMPANY:
         845 Oak Park Road                           1117 West Olympic Blvd.
         Covina, CA  91724                           P.O. Box 1027
                                                     Montebello, CA 90640-1027

         Either party may change the place to which notices must be sent by written notification.


                            ARTICLE XXV - TERMINATION

         1. This Agreement shall remain in full force and effect from April 1, 2000 to March 31, 2005, inclusive, and shall automatically renew itself from year to year thereafter, unless at least sixty (60) days and not more than ninety (90) days before the termination date, or succeeding anniversary date thereof, following automatic renewal, either party gives notice to the other of desire to amend, add to, or terminate this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this _______ day of __________, 2000.


WHOLESALE AND RETAIL FOOD                  CUSTOM FOOD PRODUCTS, INC.
DISTRIBUTION, TEAMSTERS

LOCAL UNION NO. 63

BY: _____________________________          BY: ____________________________



DATE: __________________________           DATE: _________________________

                                   SCHEDULE A

                               MINIMUM WAGE RATES

                                     After              After            After
                    Start            6 Mos.            1 Year            18 Mos.
                    -----            -----             -----             -----
    4/01/00         $6.15            $6.30             $6.45             $6.60


         Employees  who are above the scale will  receive a twenty  cent  ($.20)
increase effective April 1, 2000 (retroactive); a twenty five cent ($.25) increase effective April 1, 2001; a twenty five cent ($.25) increase effective April 1, 2002; and a thirty cent ($.30) increase effective April 1, 2003 and a thirty cent ($.30) increase effective April 1, 2004.

                                    EXHIBIT A

                            EMPLOYEE CLASSIFICATIONS

          Union Employees
          Mar-00

               NAME                          ROLL PRODUCTION CLASSIFICATION
               ----                          ------------------------------
          Acevedo, Maribel                   Quality Control
          Acevedo, Rosa Maria                Quality Control
          Aguilar, Alfredo Ruiz              Maintenance
          Aguilar, Alvaro                    Production
          Baltazar, Luis                     Maintenance
          Banuelos, Juan                     Production
          Banuelos, Julian                   Production
          Barboza, Angel U.                  Production
          Cervantes, Jose                    Maintanence
          Franquez, Federico                 Sanitation
          Galvan, Luis A.                    Maintenance
          Gayosso, Jesus                     Production
          Gomez, Jose Luis                   Production
          Huerta, Norma                      Production
          Jauregui, Jesus                    Production
          Lobera, Anselmo                    Production
          Lopez, Lorenzo                     Production
          Macias, Salvador R.                Sanitation
          Madrigal, Cecilio                  Production
          Marmolejo, Jose R.                 Sanitation
          Martinez, Juan                     Production
          Martinez, Pedro                    Production
          Mendoza, Ramon Alcala              Production
          Molina, Gonzalo Jr.                Production
          Monteon, Gilberto                  Production
          Monteon, Magdaleno                 Production
          Munoz, Jaime                       Production
          Ramirez, Juan E.                   Production
          Ruiz, Jesus                        Production
          Santos, Teresa                     Production
          Solis, Eliseo                      Production
          Tellez, Gilberto                   Production
          Torres, Salvador R.                Maintenance
          Watson, Amada                      Production
          Zanudo, Maria Del Rosario          Quality Control
          ======================================================================
          Total  34